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                 CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our reports dated July 23, 1999 on the financial statements of the Government Reserves Portfolio and the Treasury Reserves Portfolio, series of Alliance
Government Reserves, referred to therein in Post-Effective
Amendment No. 28 to the Registration Statement on Form N-1A, File
No. 2-63315, as filed with the Securities and Exchange
Commission.

We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Accountants."


                             McGladrey & Pullen, LLP

New York, New York
October 26, 1999





























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